Exhibit 99.1

Vital Farms Reports Fourth Quarter and Fiscal Year 2023 Financial Results

Record Fourth Quarter Net Revenue of $135.8 million, up 23.4% versus Prior Year Period
Provides Fiscal Year 2024 Outlook

AUSTIN, TX – March 7, 2024 – Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced foods nationwide, today reported financial results for its fourth quarter (14 weeks) and fiscal year (53 weeks) ended December 31, 2023.

Financial highlights for the fourth quarter ended December 31, 2023 (14 weeks) compared to the fourth quarter ended December 25, 2022 (13 weeks):

•
Net Revenue increased 23.4% to $135.8 million, compared to $110.1 million. Excluding the extra week in the fourth quarter, Net Revenue increased 15.7%.
•
Net Income of $7.2 million, compared to $1.9 million.
•
Net Income per Diluted Share of $0.17, compared to $0.04.
•
Adjusted EBITDA of $13.9 million, compared to $6.9 million.1

Financial highlights for the fiscal year ended December 31, 2023 (53 weeks) compared to the fiscal year ended December 25, 2022 (52 weeks):

•
Net Revenue increased 30.3% to $471.9 million, compared to $362.1 million. Excluding the extra week in fiscal year 2023, Net Revenue increased 28.0%.
•
Net Income of $25.6 million, compared to $1.2 million.
•
Net Income per Diluted Share of $0.59, compared to $0.03.
•
Adjusted EBITDA of $48.3 million, compared to $16.2 million.1

“2023 was another outstanding year for Vital Farms. This company continues to deliver on its ambitious growth targets, and we’ve again proven our resilience by executing for our stakeholders in a dynamic and challenging environment. We ended 2023 with our strongest ever quarter for net revenue, expanded distribution through new and existing retailers and built more trusted relationships with our consumers. We’re well positioned for a big year ahead and on track to be a $1 billion business by 2027,” said Russell Diez-Canseco, Vital Farms’ President and CEO.

Diez-Canseco continued, “I’d like to thank each of our stakeholders, including our crew members, our farmers and our customers, for their dedication to bringing ethical food to the table. We look forward to carrying this momentum into 2024 as we continue delivering on our purpose of improving the lives of people, animals, and the planet through food.”

Diez-Canseco added, “2024 marks a new chapter in Vital Farms’ growth. We drove a nearly $60 million expansion in operating cash flow in 2023 and ended the year with a greater than 10% adjusted EBITDA margin. The decisions we’ve made since our IPO on product mix and pricing, growth in distribution and brand awareness, the leverage we’ve created scaling a world class organization and the scale we’ve achieved through supply chain investments position us for sustained, profitable growth. This is a major milestone on the roadmap we laid out at our IPO, and a critical inflection point on our path to the ambitious targets we discussed at the analyst day last year. We will continue to make targeted investments that will take us to $1 billion and beyond, enable us to serve even more stakeholders, and create an even bigger platform to disrupt factory food.”

1 Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

For the 14 Weeks Ended December 31, 2023

Net revenue increased 23.4% to $135.8 million in the fourth quarter of 2023, compared to $110.1 million in the fourth quarter of 2022. Net revenue growth in the fourth quarter of 2023 was driven by higher prices and volume gains of 11.6%. The volume growth was driven by increases at both new and existing retail customers.

The extra week in the fourth quarter of 2023, which was 14 weeks compared to 13 weeks in the fourth quarter of 2022, contributed $8.5 million of net revenue, or 7.7% of growth. Excluding the extra week, net revenue increased 15.7% in the fourth quarter of 2023.

Gross profit was $45.2 million, or 33.3% of net revenue, in the fourth quarter of 2023, compared to $33.3 million, or 30.3% of net revenue, in the prior year quarter. Gross profit growth was primarily driven by higher sales. The increase in gross margin was primarily driven by volume gains and the January 2023 pricing increases across the entire shell egg portfolio. The price increases offset an increase in input costs across the shell egg business (inclusive of commodity, packaging, and labor impacts).

Income from operations in the fourth quarter of 2023 was $9.1 million, compared to income from operations of $3.4 million in the fourth quarter of 2022. The change in income from operations was primarily attributable to higher sales and gross profit, partially offset by higher marketing costs to support brand development and increased employee-related expenses as headcount was increased to support growth.

Net income was $7.2 million in the fourth quarter of 2023, compared to net income of $1.9 million in the prior year quarter. The change in net income was primarily due to higher sales and improved gross profit performance, partially offset by increased marketing spend and higher employee-related expenses.

Net income per diluted share was $0.17 for the fourth quarter of 2023, compared to net income per diluted share of $0.04 in the prior year quarter.

Adjusted EBITDA was $13.9 million, or 10.2% of net revenue, in the fourth quarter of 2023, compared to $6.9 million, or 6.2% of net revenue, in the fourth quarter of 2022.The change in Adjusted EBITDA was primarily due to higher sales and improved gross profit performance, partially offset by increased marketing spend and higher employee-related expenses.

The extra week in the fourth quarter of 2023, which was 14 weeks compared to 13 weeks in the fourth quarter of 2022, contributed $0.9 million of Adjusted EBITDA.

Adjusted EBITDA excludes certain non-cash items. Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

For the Fiscal Year Ended December 31, 2023

Net revenue increased 30.3% to $471.9 million in fiscal year 2023, compared to $362.1 million in fiscal year 2022. Net revenue growth in fiscal year 2023 was driven by both higher prices and volume gains of 13.9%. The volume favorability was primarily driven by increases at both new and existing customers.

The extra week in fiscal year 2023, which was 53 weeks compared to 52 weeks in fiscal year 2022, contributed $8.5 million of net revenue, or 2.3% of growth. Excluding the extra week, net revenue increased 28.0% in fiscal year 2023.

Gross profit was $162.3 million, or 34.4% of net revenue, in fiscal year 2023, compared to $109.4 million, or 30.2% of net revenue, in the prior year period. Gross profit growth was primarily driven by higher sales. Gross margin benefited from increased pricing across the Company’s portfolio, partially offset by headwinds that included higher input costs (inclusive of commodity impacts) across the shell egg business as well as higher packaging costs.

Income from operations in fiscal year 2023 was $33.3 million, compared to income from operations of $2.1 million in fiscal year 2022. The change in income from operations was primarily attributable to higher sales and gross profit, partially offset by higher marketing costs to support brand development and increased employee-related expenses as headcount grew to support growth.

Net income was $25.6 million in fiscal year 2023, compared to net income of $1.2 million in the prior year period. The change in net income was primarily due to higher sales and improved gross profit performance, partially offset by increased marketing spend and higher employee-related expenses.

Net income per diluted share was $0.59 in fiscal year 2023, compared to net income per diluted share of $0.03 in the prior year period.

Adjusted EBITDA was $48.3 million, or 10.2% of net revenue, in fiscal year 2023, compared to $16.2 million, or 4.5% of net revenue, in the prior year period. The change in Adjusted EBITDA was primarily due to higher sales and improved gross profit performance, partially offset by increased marketing spend and higher employee-related expenses.

The extra week in fiscal year 2023, which was 53 weeks compared to 52 weeks in fiscal year 2022, contributed $0.9 million of Adjusted EBITDA.

Adjusted EBITDA excludes certain non-cash items. Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

Balance Sheet and Cash Flow Highlights

Cash, cash equivalents and marketable securities were $116.8 million as of December 31, 2023, and the Company had no outstanding debt. Net cash provided by operating activities was $50.9 million for the 53-week period ended December 31, 2023, compared to net cash used in operating activities of $8.1 million for the 52-week period ended December 25, 2022.

Capital expenditures totaled $11.5 million in the 53-week period ended December 31, 2023, compared to $10.6 million in the prior year period.

Fiscal 2024 Outlook

Thilo Wrede, Vital Farms’ Chief Financial Officer, commented: “We are very pleased with the financial performance we delivered in the fourth quarter and throughout 2023, highlighted by our record net revenue and improved profitability. The Vital Farms brand continues to gain share, and its strength positions us well to deliver on our positive expectations for 2024 and keeps us on track to achieve our long-term financial targets of $1 billion in net revenue, 35% gross margin and 12-14% Adjusted EBITDA margin.”

For the fiscal year 2024, management expects:

•
Net revenue of at least $552 million, which represents at least a 17% increase compared to fiscal year 2023 and at least a 19% increase when excluding the extra week in fiscal year 2023.
•
Adjusted EBITDA of at least $57 million, which represents at least an 18% increase compared to fiscal year 2023 and at least a 20% increase when excluding the extra week in fiscal year 2023.

•
Capital expenditures in the range of $35 million to $45 million. The Company will continue to evaluate its capital allocation priorities and will provide updates in future earnings reports as necessary.

Vital Farms’ guidance assumes that there are no additional significant disruptions to the supply chain or its customers or consumers, including any issues from adverse macroeconomic factors. Vital Farms cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income (loss) and Adjusted EBITDA Margin and net income (loss) margin, their most directly comparable GAAP measures, without unreasonable effort due to the unavailability of reliable estimates for income taxes, among other items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Vital Farms will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. To participate in the call and receive dial in information, please register here: Vital Farms Q4 2023 Conference Call. Alternatively, participants may access the live webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events.” The webcast will be archived in 30 days.

About Vital Farms

Vital Farms (Nasdaq: VITL), a Certified B Corporation, offers a range of ethically produced foods nationwide. Started on a single farm in Austin, Texas, in 2007, Vital Farms is now a national consumer brand that works with over 300 family farms and is the leading U.S. brand of pasture-raised eggs by retail dollar sales. Vital Farms’ ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware Public Benefit Corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, and crew members and stockholders. Vital Farms’ products, including shell eggs, butter, hard-boiled eggs, and liquid whole eggs, are sold in approximately 24,000 stores nationwide. Vital Farms pasture-raised eggs can also be found on menus at hundreds of foodservice operators across the country. For more information, visit https://vitalfarms.com/.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ market opportunity, anticipated growth, and future financial performance, including management’s outlook for fiscal year 2024 and management’s long-term outlook. These forward-looking statements are based on Vital Farms’ current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Vital Farms’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: Vital Farms’ expectations regarding its revenue, expenses, and other operating results; Vital Farms’ ability to acquire new customers, to successfully retain existing customers, and to attract and retain its personnel, farmers, suppliers, distributors, and co-manufacturers; Vital Farms’ ability to sustain or increase its profitability; Vital Farms’ ability to procure sufficient high-quality eggs, cream for its butter, and other raw materials; real or perceived quality or food safety issues with Vital Farms’ products or other issues that adversely affect Vital Farms’ brand and reputation; changes in the tastes and preferences of consumers; the financial condition of, and Vital Farms’ relationships with, its farmers, suppliers, co-manufacturers, distributors, retailers, and foodservice customers, as well as the health of the foodservice industry generally; the impact of agricultural risks, including diseases such as avian influenza; the ability of Vital Farms, its farmers, suppliers, and its co-manufacturers to comply with food safety, environmental or other laws or regulations; the effects of a public health pandemic or contagious disease on Vital Farms' supply chain, the demand for its products, and on overall economic conditions and consumer confidence and spending levels; future investments in its business, anticipated capital expenditures and estimates regarding capital requirements; anticipated changes in Vital Farms’ product offerings and Vital Farms’ ability to innovate to offer successful new products or enter into new product categories; the costs and success of marketing efforts; Vital Farms’ ability to effectively manage its growth and to compete effectively with existing competitors and new market entrants; the impact of adverse economic conditions, increased interest rates, and inflation; the impact of Vital Farms’ implementation of a new enterprise resource planning system; the potential negative impact of Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society on its financial performance; the sufficiency of Vital Farms’ cash, cash equivalents, marketable securities and availability of credit under its credit facility to meet liquidity needs; seasonality; and the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which Vital Farms anticipates filing on March 7, 2024, its Quarterly Report on Form 10-Q for the fiscal quarter ended September 24, 2023, and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties, and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

Media:

Rob Discher

Rob.Discher@vitalfarms.com

Investors:

Anna Kate Heller

VitalFarms@icrinc.com

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except share amounts)

	14-Weeks Ended	13-Weeks Ended	53-Weeks Ended	52-Weeks Ended
	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
Net revenue	$135,811	$110,081	$471,857	$362,050
Cost of goods sold	90,617	76,768	309,531	252,606
Gross profit	45,194	33,313	162,326	109,444
Operating expenses:
Selling, general and administrative	28,794	22,043	101,728	77,236
Shipping and distribution	7,309	7,825	27,344	30,104
Total operating expenses	36,103	29,868	129,072	107,340
Income from operations	9,091	3,445	33,254	2,104
Other (expense) income, net:
Interest expense	(268)	(87)	(782)	(114)
Interest income	1,044	340	2,542	992
Other expense, net	(306)	—	(2,813)	(151)
Total other (expense) income, net	470	253	(1,053)	727
Net income before income taxes	9,561	3,698	32,201	2,831
Income tax provision	2,351	1,833	6,635	1,601
Net income	7,210	1,865	25,566	1,230
Less: Net loss attributable to noncontrolling interests	—	—	—	(21)
Net income attributable to Vital Farms, Inc. common stockholders	$7,210	$1,865	$25,566	$1,251
Net income per share attributable to Vital Farms, Inc. stockholders:
Basic:	$0.17	$0.05	$0.62	$0.03
Diluted:	$0.17	$0.04	$0.59	$0.03
Weighted average common shares outstanding:
Basic:	41,623,680	40,738,158	41,192,544	40,648,592
Diluted:	43,355,915	43,391,224	43,312,836	43,469,586

Basis of presentation for condensed consolidated financial statements in this release: Vital Farms operates and reports using a 52/53-week fiscal year ending on the last Sunday of December each year. For presentation purposes herein, all references to periods ended in December 2023 relate to the 14-week and 53-week periods ended December 31, 2023, and all references to periods ended in December 2022 relate to the 13-week and 52-week periods ended December 25, 2022

VITAL FARMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	December 31, 2023	December 25, 2022

Assets
Current assets:
Cash and cash equivalents	$84,149	$12,914
Investment securities, available-for-sale	32,667	65,814
Accounts receivable, net of allowance for credit losses of $550 and $699 as of December 31, 2023 and December 25, 2022, respectively	39,699	38,895
Inventories	32,895	26,849
Prepaid expenses and other current assets, net of allowance for credit losses of $227 and $206 as of December 31, 2023 and December 25, 2022, respectively	6,114	5,142
Total current assets	195,524	149,614
Property, plant and equipment, net	66,839	59,155
Operating lease right-of-use assets	8,911	1,895
Goodwill and other assets	3,904	4,002
Total assets	$275,178	$214,666
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,485	$25,972
Accrued liabilities	24,218	18,477
Operating lease liabilities, current	3,057	1,208
Finance lease liabilities, current	3,255	1,570
Income taxes payable	1,206	425
Total current liabilities	65,221	47,652
Operating lease liabilities, non-current	5,771	892
Finance lease liabilities, non-current	10,481	7,023
Other liabilities	1,028	767
Total liabilities	$82,501	$56,334
Commitments and contingencies (Note 20)
Stockholders’ equity:
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized as of December 31, 2023 and December 25, 2022; no shares issued and outstanding as of December 31, 2023 and December 25, 2022, respectively	—	—
Common stock, $0.0001 par value per share, 310,000,000 shares authorized as of December 31, 2023 and December 25, 2022; 41,684,649 and 40,746,990 shares issued and outstanding as of December 31, 2023 and December 25, 2022, respectively	4	4
Additional paid-in capital	163,325	155,716
Retained earnings	29,725	4,159
Accumulated other comprehensive loss	(377)	(1,547)
Total stockholders’ equity	$192,677	$158,332
Total liabilities and stockholders’ equity	$275,178	$214,666

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	53-Weeks Ended	52-Weeks Ended
	December 31, 2023	December 25, 2022
Cash flows from operating activities:
Net income	$25,566	$1,230
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,925	5,441
Reduction in the carrying amount of right-of-use assets	4,129	1,840
Amortization of available-for-sale debt securities	348	711
Stock-based compensation expense	7,417	6,040
Uncertain tax positions	58	405
Deferred taxes	(179)	227
Net realized losses on derivative instruments	2,711	—
Other	438	184
Net change in operating assets and liabilities	2,493	(24,176)
Net cash provided by (used in) operating activities	$50,906	$(8,098)
Cash flows from investing activities:
Purchases of property, plant and equipment	(11,538)	(10,468)
Purchases of leasehold improvements	—	(89)
Purchases of available-for-sale debt securities	(982)	(33,817)
Purchases of derivative instruments	(1,971)	—
Sales of available-for-sale debt securities	2,895	—
Settlements of derivative instruments	106	—
Maturities and calls of available-for-sale debt securities	32,265	34,345
Proceeds from the sale of property, plant and equipment	1,056	100
Return of investment in variable interest entity	552	—
Dissolution of equity investment	—	(108)
Net cash provided by (used in) investing activities	$22,383	$(10,037)
Cash flows from financing activities:
Proceeds from borrowing under revolving line of credit	7,500	—
Proceeds from exercise of stock options	692	675
Proceeds from issuance of common stock under employee stock purchase plan	296	—
Repayment of revolving line of credit	(7,500)	—
Payment of tax withholding obligation on vested RSU shares	(796)	—
Principal payments under finance lease obligations	(2,246)	(554)
Payment of contingent consideration	—	(38)
Net cash (used in) provided by financing activities	$(2,054)	$83
Net increase (decrease) in cash and cash equivalents	71,235	(18,052)
Cash and cash equivalents at beginning of the period	12,914	30,966
Cash and cash equivalents at end of the period	$84,149	$12,914
Supplemental disclosure of cash flow information:
Cash paid for interest	$775	$114
Cash paid for income taxes	$5,996	$99
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property, plant and equipment included in accounts payable and accrued liabilities	$187	$1,143

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted EBITDA and Adjusted EBITDA Margin, non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.

Adjusted EBITDA and Adjusted EBITDA Margin are financial measures that are not required by or presented in accordance with GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA Margin, when taken together with our financial results presented in accordance with GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA and Adjusted EBITDA Margin are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income, adjusted to exclude: (1) depreciation and amortization; (2) (benefit) or provision for income taxes as applicable; (3) stock-based compensation expense; (4) interest expense; (5) change in fair value of contingent consideration; (6) interest income; (7) the costs related to the discontinuation of our convenient breakfast product line; and (8) the costs related to the dissolution of the Ovabrite, Inc. variable interest entity. We believe the costs directly related to the convenient breakfast exit and dissolution of Ovabrite, Inc. should be excluded as they are unlikely to recur. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by Net Revenue.

Adjusted EBITDA and Adjusted EBITDA Margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EBITDA Margin include that (1) they do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) they do not consider the impact of stock-based compensation expense, (4) they do not include costs related to the discontinuation of our convenient breakfast product line; (5) they do not include costs related to the dissolution of the Ovabrite, Inc. variable interest entity; (6) they do not reflect other non-operating expenses, including interest expense; (7) they do not consider the impact of any contingent consideration liability valuation adjustments; and (8) they do not reflect tax payments that may represent a reduction in cash available to us. In addition, our use of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA and Adjusted EBITDA Margin in the same manner, limiting the usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial measures, including our net income and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net income and a reconciliation of Adjusted EBITDA Margin to net income margin, the most directly comparable financial measures stated in accordance with GAAP, for the 14-week, 13-week, 53-week and 52-week periods presented.

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

	14-Weeks Ended	13-Weeks Ended	53-Weeks Ended	52-Weeks Ended
	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
	(in thousands)		(in thousands)
Net income	$7,210	$1,865	$25,566	$1,230
Depreciation and amortization[1]	3,194	1,870	10,490	5,761
Stock-based compensation expense	1,915	1,542	7,417	6,040
Costs related to our exit of the convenient breakfast product line	—	—	—	2,341
Dissolution of Ovabrite, Inc.	—	—	—	122
Income tax provision	2,351	1,833	6,635	1,601
Interest expense	268	87	782	114
Change in fair value of contingent consideration[2]	—	—	—	19
Interest income	(1,044)	(340)	(2,542)	(992)
Adjusted EBITDA	$13,894	$6,857	$48,348	$16,236

Net revenue	$135,811	$110,081	$471,857	$362,050
Net income margin[3]	5.3%	1.7%	5.4%	0.3%
Adjusted EBITDA Margin	10.2%	6.2%	10.2%	4.5%

1 Amount also includes finance lease amortization.

2 Amount reflects the change in fair value of a contingent consideration liability in connection with our 2014 acquisition of certain assets of Heartland Eggs.

3 Net income margin is calculated by dividing net income by net revenue.